Exhibit 99.1

For information contact:

J.J. Pellegrino

Chief Financial Officer

LeMaitre Vascular Inc.

781.221.2266 x106

jpellegrino@lemaitre.com

LeMaitre Vascular Q3 2009 Record Sales $13.3mm (up 11%), Op. Profit $1.3mm

BURLINGTON, MA, October 28, 2009 — LeMaitre Vascular, Inc. (NASDAQ: LMAT), a provider of peripheral vascular devices and implants, today announced Q3 2009 financial results, posting record quarterly sales of $13.3 million, record operating income of $1.3 million and increased cash and marketable securities of $2.9 million. The Company also increased its 2009 top- and bottom-line guidance while doubling its stock repurchase program from $1 million to $2 million.

Q3 2009 sales were $13.3 million, an 11% increase versus Q3 2008. On an organic basis, Q3 2009 sales increased 10% versus the prior year, while the Vascular category increased 16%, Endovascular increased 1% and General Surgery decreased 2%. Geographically, organic sales grew 8% in the Americas, 12% in Europe and 21% in Japan.

The Company reported a gross margin of 73.0% in Q3 2009, up from 67.4% in Q3 2008. The increase over the prior period was driven by lower inventory write-downs, manufacturing efficiencies, and higher average selling prices.

Q3 2009 operating profit was $1.3 million versus $170,000 in Q3 2008. Sales growth coupled with an expanded gross margin drove this $1.1 million improvement. Net income in Q3 2009 was $1.3 million, or $0.08 per diluted share, versus a net loss of $136,000 in Q3 2008, or ($0.01) per diluted share.

The Company’s cash and marketable securities increased by $2.9 million during the quarter to $22.7 million at September 30, 2009. This increase was largely the result of $1.3 million in net income, $630,000 of depreciation, amortization and stock-based compensation and $595,000 of inventory reductions. The Company purchased $92,000 of its own shares during the quarter.

George W. LeMaitre, Chairman and CEO said, “Strong sales of our open vascular surgery products and an improved gross margin combined to produce record quarterly operating profits and cash flow. During Q3 we also began our limited European launch of The UnBalloon Modeling Catheter, a catheter-based expandable nitinol cage which aids aortic stent graft implantations. Additionally, we are expanding our stock repurchase program to reflect our belief that LMAT shares represent an attractive investment opportunity.”

Sales and marketing expenses increased 3% in Q3 2009 to $4.5 million. Sales and marketing expenditures represented 34% of sales in Q3 2009 versus 36% in the year-earlier quarter. The Company ended Q3 2009 with 56 sales representatives versus 49 at the end of Q3 2008. Expense growth was restrained due to the continued roll-out of a less costly domestic sales rep model.

General and administrative expenses increased 15% to $2.5 million in Q3 2009 versus $2.2 million in Q3 2008. Q3 2008 bonus expenses were comparatively lower due to the management team’s 2008 voluntary bonus reduction program.

R&D expenses increased 20% to $1.4 million in Q3 2009 due to higher product development costs as well as increased regulatory and clinical spending. Research and development expenditures represented 11% of sales in Q3 2009 versus 10% in the year earlier quarter. During Q3 2009 the Company began its limited European launch of The UnBalloon Modeling Catheter.

Share Repurchase Program

During Q3 2009 the Company repurchased 26,086 LeMaitre Vascular shares at an average price of $3.54 per share for a total of $92,000. Subsequently, the Company’s Board of Directors has expanded the upper limits of the share repurchase program by authorizing up to $2 million of its common stock to be purchased from time to time in the open market or in privately negotiated transactions. Repurchases may be made under a Rule 10b5-1 plan, which would permit shares to be repurchased when the Company might otherwise be precluded from doing so under insider trading laws. The repurchase program may be suspended or discontinued at any time and will conclude no later than December 31, 2010, unless otherwise extended by the Company’s Board of Directors. The program will be funded using LeMaitre Vascular’s available cash and cash equivalents.

Business Outlook

The Company increased its 2009 sales guidance to $50.4 - $50.6 million from $48.25 - $48.75 million previously. The Company also increased its 2009 operating income guidance to $1.4 million from $250,000 previously. Guidance figures exclude future acquisitions, foreign exchange rate changes, distributor terminations and factory consolidations.

Conference Call Reminder

Management will conduct a conference call at 5:00 p.m. EDT today to review the Company’s financial results and discuss its business outlook for the remainder of the year. The conference call will be broadcast live over the Internet. Individuals who are interested in listening to the webcast should log on to the Company’s website at www.lemaitre.com/investor. The conference call may also be accessed by dialing 800-295-3991 (1-617-614-3924 for international callers), using passcode 48907395. For interested individuals unable to join the live conference call, a replay will be available on the Company’s website.

About LeMaitre Vascular

LeMaitre Vascular is a provider of devices for the treatment of peripheral vascular disease. The Company develops, manufactures and markets disposable and implantable vascular devices to address the needs of vascular surgeons. The Company’s devices are used to treat peripheral vascular disease; a condition the Company believes affects at least 20 million people worldwide.

Well-known to vascular surgeons, the Company’s diversified product portfolio consists of brand name devices used in arteries and veins outside of the heart, including the Expandable LeMaitre Valvulotome, Pruitt F3 Carotid Shunt, TAArget Thoracic Stent Graft and AlboGraft Vascular Graft.

LeMaitre and the LeMaitre Vascular logo are registered trademarks of LeMaitre Vascular, Inc. This press release contains other trademarks and trade names of the Company and third parties.

For more information about the Company, please visit http://www.lemaitre.com.

Use of Non-GAAP Financial Measures

LeMaitre Vascular management believes that in order to properly understand the Company’s short-term and long-term financial trends, investors may wish to consider the impact of certain non-cash or non-recurring items, when used as a supplement to financial performance measures in accordance with GAAP. These items result from facts and circumstances that vary in frequency and/or impact on continuing operations. In addition, management uses results of operations before such items to evaluate the operational performance of the Company and as a basis for strategic planning. Investors should consider these non-GAAP measures in addition to, and not as a substitute for, financial performance measures in accordance with GAAP. In addition to the description provided below, reconciliation of GAAP to non-GAAP results is provided in the financial statement tables included in this press release.

This press release includes sales growth after adjusting for foreign exchange and distribution of the XenoSure Biologic Patch (formerly called PeriPatch). We refer to this as organic sales growth. The Company analyzes net sales on a constant currency basis net of acquisitions and other non-recurring events to better measure the comparability of results between periods. Because changes in foreign currency exchange rates have a non-operating impact on net sales, and acquisitions and other strategic transactions are episodic in nature and highly variable in sales impact, the Company believes that evaluating growth in sales on a constant currency basis net of such transactions provides an additional and meaningful assessment of sales to both management and the Company’s investors. The Company commenced distribution of the XenoSure Biologic Patch in Q1 2009.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Statements in this press release regarding the Company’s business that are not historical facts may be “forward-looking statements” that involve risks and uncertainties. Specifically, statements regarding the Company’s intention to repurchase shares of its common stock from time to time under the stock repurchase program, the intended use of any repurchased shares, the source of funding for the repurchase program, the future clinical performance and financial impact, if any, of The UnBalloon Modeling Catheter, and the Company’s financial guidance are forward-looking, involving risks and uncertainties. The Company’s current quarterly financial results, as discussed in this release, are preliminary and unaudited, and subject to adjustment. Forward-looking statements are based on management’s current, preliminary expectations and are subject to risks and uncertainties that could cause actual results to differ from the results predicted. These risks and uncertainties include, but are not limited to, the market price of the Company’s stock prevailing from time to time; the nature of other investment opportunities presented to the Company from time to time; the Company’s cash flows from operations; the risk that the Company does not generate sufficient operating scale to maintain or increase profitability; the potential for encountering unfavorable foreign currency exchange rate fluctuations; risks related to product demand and market acceptance of the Company’s products; the possibility that the Company’s new products may fail to provide the desired safety and efficacy or may not be accepted by the market for other reasons; risks related to the global economic recession; the significant competition the Company faces from other companies, technologies, and alternative medical procedures; the risk that the Company does not realize the anticipated benefits of its strategic transactions; the risk that the Company may fail to expand its product offerings through internal development or acquisition; the general uncertainty related to seeking regulatory approvals for the Company’s products; and other risks and uncertainties included under the heading “Risk Factors” in our most recent Annual Report on Form 10-K, as updated by our subsequent filings with the SEC, all of which are available on the Company’s investor relations website at http://www.lemaitre.com and on the SEC’s website at http://www.sec.gov. Undue reliance should not be placed on forward-looking statements, which speak only as of the date they are made. The Company undertakes no obligation to update publicly any forward-looking statements to reflect new information, events, or circumstances after the date they were made, or to reflect the occurrence of unanticipated events.

Financial Statements

LEMAITRE VASCULAR, INC (NASDAQ: LMAT)

CONDENSED CONSOLIDATED BALANCE SHEETS

(amounts in thousands)

	September 30, 2009	December 31, 2008
	(unaudited)
Assets

Current assets:
Cash and cash equivalents	$19,809	$15,895
Marketable securities	2,916	5,359
Accounts receivable, net	7,838	7,244
Inventories	6,495	6,959
Other current assets	1,535	1,659

Total current assets	38,593	37,116

Property and equipment, net	2,231	2,327
Goodwill	11,022	11,022
Other intangibles, net	3,502	2,883
Other assets	971	1,051

Total assets	$56,319	$54,399

Liabilities and stockholders’ equity

Current liabilities:
Accounts payable	$1,043	$606
Accrued expenses	5,667	5,543
Acquisition-related liabilities	185	784

Total current liabilities	6,895	6,933

Long term debt	187	78
Deferred tax liabilities	1,471	1,260
Other long-term liabilities	413	380

Total liabilities	8,966	8,651

Stockholders’ equity
Common stock	158	157
Additional paid-in capital	63,053	62,290
Accumulated deficit	(15,865)	(16,194)
Accumulated other comprehensive gain (loss)	420	(272)
Less: treasury stock	(413)	(233)

Total stockholders’ equity	47,353	45,748

Total liabilities and stockholders’ equity	$56,319	$54,399

LEMAITRE VASCULAR, INC (NASDAQ: LMAT)

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(amounts in thousands, except per share amounts)

(unaudited)

	For the three months ended		For the nine months ended
	September 30, 2009	September 30, 2008	September 30, 2009	September 30, 2008

Net sales	$13,346	$12,023	$37,324	$36,609
Cost of sales	3,603	3,920	10,193	11,131

Gross profit	9,743	8,103	27,131	25,478

Operating expenses:
Sales and marketing	4,508	4,373	12,903	15,353
General and administrative	2,494	2,164	7,431	7,726
Research and development	1,448	1,203	4,194	4,027
Restructuring charges	—	163	1,777	1,143
Impairment charge	—	30	106	514

Total operating expenses	8,450	7,933	26,411	28,763

Income (loss) from operations	1,293	170	720	(3,285)

Other income:
Interest income, net	11	26	4	292
Other income (expense), net	159	(255)	179	(91)

Total other income, net	170	(229)	183	201

Income (loss) before income taxes	1,463	(59)	903	(3,084)

Provision for income taxes	178	77	574	542

Net income (loss)	$1,285	$(136)	$329	$(3,626)

Net income (loss) per share of common stock:
Basic	$0.08	$(0.01)	$0.02	$(0.23)

Diluted	$0.08	$(0.01)	$0.02	$(0.23)

Weighted average shares outstanding:
Basic	15,695	15,608	15,675	15,552

Diluted	15,934	15,608	15,864	15,552

LEMAITRE VASCULAR, INC (NASDAQ: LMAT)

SELECTED NET SALES INFORMATION

(amounts in thousands)

(unaudited)

	For the three months ended				For the nine months ended
	September 30, 2009		September 30, 2008		September 30, 2009		September 30, 2008
	$	%	$	%	$	%	$	%
Net Sales by Product Category:
Endovascular	$3,916	29%	$3,966	33%	$11,080	30%	$11,836	32%
Vascular	8,321	63%	6,987	58%	23,105	62%	21,600	59%
General Surgery	973	7%	1,000	8%	2,829	7%	2,926	8%

	13,210	99%	11,953	99%	37,014	99%	36,362	99%
OEM	136	1%	70	1%	310	1%	247	1%

Total Net Sales	$13,346	100%	$12,023	100%	$37,324	100%	$36,609	100%

Net Sales by Geography
Americas	$7,766	58%	$6,868	57%	$21,716	58%	$20,228	55%
International	5,580	42%	5,155	43%	15,608	42%	16,381	45%

Total Net Sales	$13,346	100%	$12,023	100%	$37,324	100%	$36,609	100%

LEMAITRE VASCULAR, INC (NASDAQ: LMAT)

IMPACT OF FOREIGN CURRENCY AND BUSINESS ACTIVITIES

(amounts in thousands)

(unaudited)

	2009			2008				2007
	Q3	Q2	Q1	Q4	Q3	Q2	Q1	Q4	Q3	Q2	Q1

Total net sales	13,346	12,630	11,348	12,111	12,023	12,739	11,847	11,104	10,144	10,315	9,883
Impact of currency exchange rate fluctuations (1)	(215)	(699)	(622)	(448)	452	836	674	439	253	267	322
Net impact of acquisitions, distributed sales and discontinued products, excluding currency exchange rate fluctuations (2)	333	234	101	235	703	929	1,133	1,116	635	567	455

(1)	Represents the impact of the change in foreign exchange rates compared to the corresponding quarter of the prior year based on the weighted average exchange rate for each quarter.
(2)	Represents the impact of sales of products of acquired businesses and distributed sales of other manufacturers’ products, net of sales related to discontinued products and other activities, based on 12 months’ sales following the date of the event or transaction, for the current period only.

LEMAITRE VASCULAR, INC (NASDAQ: LMAT)

NON-GAAP FINANCIAL MEASURES

(amounts in thousands)

(unaudited)

Reconciliation between GAAP and Non-GAAP sales growth:
For the three months ending September 30, 2009
Net sales as reported	$13,346
Impact of currency exchange rate fluctuations	215
Net impact of acquisitions, distributed sales and discontinued products, excluding currency	(333)

Adjusted net sales		$13,228

For the three months ending September 30, 2008
Net Sales as reported		$12,023

Adjusted net sales increase for the three months ending September 30, 2009		$1,205	10%

Reconciliation between GAAP and Non-GAAP sales growth for the Americas:
For the three months ending September 30, 2009
Net sales as reported	$7,766
Net impact of acquisitions, distributed sales and discontinued products, excluding currency	$(333)

Adjusted net sales		$7,433

For the three months ending September 30, 2008
Net Sales as reported		$6,868

Adjusted net sales increase for the three months ending September 30, 2009		$565	8%

Reconciliation between GAAP and Non-GAAP sales growth for Europe:
For the three months ending September 30, 2009
Net sales as reported	$5,137
Impact of currency exchange rate fluctuations	$273

Adjusted net sales		$5,410

For the three months ending September 30, 2008
Net Sales as reported		$4,836

Adjusted net sales increase for the three months ending September 30, 2009		$574	12%

Reconciliation between GAAP and Non-GAAP sales growth for Japan:
For the three months ending September 30, 2009
Net sales as reported	$443
Impact of currency exchange rate fluctuations	$(58)

Adjusted net sales		$385

For the three months ending September 30, 2008
Net Sales as reported		$319

Adjusted net sales increase for the three months ending September 30, 2009		$66	21%

Reconciliation between GAAP and Non-GAAP sales growth for Vascular:
For the three months ending September 30, 2009
Net sales as reported	$8,321
Net impact of acquisitions, distributed sales and discontinued products, excluding currency	$(333)
Impact of currency exchange rate fluctuations	120

Adjusted net sales		$8,108

For the three months ending September 30, 2008
Net Sales as reported		$6,987

Adjusted net sales increase for the three months ending September 30, 2009		$1,121	16%

Reconciliation between GAAP and Non-GAAP sales growth for Endovascular:
For the three months ending September 30, 2009
Net sales as reported	$3,916
Impact of currency exchange rate fluctuations	86

Adjusted net sales		$4,002

For the three months ending September 30, 2008
Net Sales as reported		$3,966

Adjusted net sales increase for the three months ending September 30, 2009		$36	1%

Reconciliation between GAAP and Non-GAAP sales growth for General Surgery:
For the three months ending September 30, 2009
Net sales as reported	$973
Impact of currency exchange rate fluctuations	5

Adjusted net sales		$978

For the three months ending September 30, 2008
Net Sales as reported		$1,000

Adjusted net sales increase for the three months ending September 30, 2009		$(22)	-2%